Exhibit 3.1

Articles of Incorporation
(Pursuant to NRS Chapter 78)

1.	Name of Corporation: GMV WIRELESS, INC.
2.	Registered Agent for Service of Process: Commercial Registered Agent: Resident Agency National Incorporated

	377 S Nevada Street Carson City	Nevada 89703-4290
	Street Address City	Zip Code
	N/A	N/A	N/A
	Mailing Address (if different from street address)	City	Zip Code
3.	Authorized Stock (number of shares corporation is authorized to issue:
Number of shares with par value: 75,000,000 Par value per share: $.001 Number of shares without par value: 0

4.	Names and addresses of Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attache additional page is more than two directors/trustees)

1) Donald Calabria
	377 Nevada Street Carson City		NV	89703-4290
	Street Address City	State	Zip Code
2)
	Street Address City	State	Zip Code
5.	Purpose (optional; see instructions): The purpose of the corporation shall be:____________
6.	Name, Address and Signature of Incorporator:
Donald Calabira /s/ Donald Calabria
Name Incorporator Signature
	377 Nevada Street Carson City	NV	89703-4290
	Street Address City	State	Zip Code

7.	Certificate of Acceptance of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity

	/s/ Catherine A Mead		11/03/08
	Authorized Signature of Registered Agent		Date